Exhibit 8.1

LIST OF SUBSIDIARIES OF NEXXEN INTERNATIONAL LTD.

The following table sets out details of the Company’s subsidiaries:

Name of Company	Country of Incorporation	Ownership Percentage
Taptica Inc.	USA	100%
Tremor Video Inc.	USA	100%
Taptica UK	UK	100%
Nexxen Group US Holdings Inc. (f/k/a Unruly Group US Holding Inc.)*	USA	100%
YuMe Inc.*	USA	100%
Perk.com Canada Inc	Canada	100%
R1Demand LLC*	USA	100%
Nexxen Group LLC (f/k/a Unruly Group LLC)	USA	100%
Nexxen Holdings Ltd (f/k/a Unruly Holdings Limited)*	UK	100%
Nexxen Group Ltd (f/k/a Unruly Group Limited	UK	100%
Unruly Media GmbH	Germany	100%
Unruly Media Pte Ltd.*	Singapore	100%
Nexxen Pty Ltd (f/k/a Unruly Media Pty Ltd.)	Australia	100%
Unruly Media KK	Japan	100%
SpearAd GmbH	Germany	100%
Unmedia Video Distribution Sdn Bhd	Malaysia	100%
Nexxen Inc. (f/k/a Amobee Inc.) *	USA	100%
Amobee EMEA Limited	UK	100%
Amobee International Inc	USA	100%
Amobee Ltd	IL	100%
Amobee Asia Pte Ltd	Singapore	100%
Amobee ANZ Pty Ltd	Australia	100%

* Under these companies, there are seventeen (17) wholly owned subsidiaries that are inactive and/or in liquidation process.